As filed with the Securities and Exchange Commission on January 29, 2021

Registration No. 333-13050

Registration No. 333-13176

Registration No. 333-13602

Registration No. 333-13752

Registration No. 333-14144

Registration No. 333-110953

Registration No. 333-178350

Registration No. 333-211680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13050

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13176

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13602

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13752

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14144

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-110953

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-178350

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211680

Royal Bank of Canada

(Exact name of registrant as specified in its charter)

Canada	6029	13-5357855
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer ID Number)

200 Bay Street

Royal Bank Plaza

Toronto, Ontario

M5J 2J5

Royal Bank of Canada Replacement Stock Plan

Dain Rauscher Wealth Accumulation Plan

RBC Centura Banks, Inc. 401(k) Plan

Liberty Insurance Group Retirement and Savings Plan

Royal Bank of Canada U.S. Omnibus Share Plan

RBC US Wealth Accumulation Plan (aka Dain Rauscher Wealth Accumulation Plan)

Royal Bank of Canada US Wealth Accumulation Plan, Royal Bank of Canada Employee

Deferred Advantage Plan, Royal Bank of Canada Bonus Deferred Advantage Plan

Royal Bank of Canada US Wealth Accumulation Plan and the Royal Bank of Canada Employee Deferred Advantage Plan

Cogency Global

122 East 42nd Street 18th Floor

New York, NY 10168

(212) 947-7200

(Name and address and telephone number, including area code, of agent for service)

with a copy to:

Sandra Cohen, Esq.

Cohen & Buckmann pc

200 Park Avenue – Suite 1700

New York, New York 10166

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Royal Bank of Canada. (the “Bank”) on Form S-8 (collectively, the “Registration Statements”), which relate to registration statements that have been superseded by new filings or relate to incentive plans that are no longer in use by the Bank:

•

Registration Statement on Form S-8 (File No. 333-13050), registering 2,224,580 of the Bank’s common shares (“Common Shares”), filed with the Securities and Exchange Commission on January 10, 2001; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement, which was filed with the Securities and Exchange Commission, to register 2,224,580 shares of the Common Shares issuable under the Royal Bank of Canada Replacement Stock Plan.

•

Registration Statement on Form S-8 (File No. 333-13176), registering $70,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith), filed with the Securities and Exchange Commission on February 20, 2001 and amended on February 23, 2001 to register an additional $5,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith); This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement, as previously amended, which was filed with the Securities and Exchange Commission, to register an aggregate of $75,000,000 of Deferred Compensation Obligations issuable under the Dain Rauscher Wealth Accumulation Plan.

•

Registration Statement on Form S-8 (File No. 333-13602), registering 1,000,000 Common Shares, (along with an indeterminate amount of plan interests) filed with the Securities and Exchange Commission on June 7, 2001 (Common Shares without par value) ; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement which was filed with the Securities and Exchange Commission, to register 1,000,000 Common shares issuable under the RBC Centura Banks, Inc. 401(k) Plan.

•

Registration Statement on Form S-8 (File No. 333-13752), registering 609,200 Common Shares, (along with an indeterminate amount of plan interests), filed with the Securities and Exchange Commission on July 25, 2001; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement which was filed with the Securities and Exchange Commission, to register 609,200 Common Shares issuable under the Liberty Insurance Group Retirement & Savings Plan.

•

Registration Statement on Form S-8 (File No. 333-14144), registering 1,000,000 Common Shares, filed with the Securities and Exchange Commission on November 29, 2001; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement which was filed with the Securities and Exchange Commission, to register 1,000,000 Common Shares issuable under the Royal Bank of Canada US Omnibus Share Plan.

•

Registration Statement on Form S-8 (File No. 333-110953), registering $120,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith), filed with the Securities and Exchange Commission on December 5, 2003; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement which was filed with the Securities and Exchange Commission, to register $120,000,000 of Deferred Compensation Obligations issuable under the Dain Rauscher Wealth Accumulation Plan.

•

Registration Statement on Form S-8 (File No. 333-178350), registering $120,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith), filed with the Securities and Exchange Commission on December 6, 2011; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement filed with the Securities and Exchange Commission, to register $120,000,000 of Deferred Compensation Obligations under the Royal Bank of Canada US Wealth Accumulation Plan, the Royal Bank of Canada Employee Deferred Advantage Plan and the Royal Bank of Canada Bonus Deferred Advantage Plan.

•

Registration Statement on Form S-8, (File No. 333-211680), registering $200,000,000 of Deferred Compensation Obligations (and an indeterminate number of Common Shares associated therewith), filed with the Securities and Exchange Commission on May 27, 2016; This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement registering $200,000,000 of Deferred Compensation Obligations, under the Royal Bank of Canada US Wealth Accumulation Plan and the Royal Bank of Canada Employee Deferred Advantage Plan. **************************************************************************************************

Pursuant to undertakings contained in the foregoing Registration Statements, to remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of each offering, the Registrant is filing these post-effective amendments to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto province of Ontario, Canada, on January 29th 2021.

Royal Bank of Canada

By:	/s/ Paul Guthrie
Name: Paul Guthrie
Title: Vice President, Compensation and Governance

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.